Exhibit 99.1
Unaudited Pro Forma Consolidated Financial Statements
On February 7, 2025 the Company consummated the disposition of the Silverlake Collection for approximately $12.4 million in cash, before customary closing and transaction costs of approximately $1.4 million.
The following unaudited pro forma consolidated financial statements of the Company have been prepared to show the pro forma effect of the disposal of the Silverlake Collection by applying pro forma adjustments to our historical financial information. The unaudited pro forma consolidated financial statements are based upon the historical consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2023, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024.
The pro forma unaudited condensed consolidated statement of net assets has been presented as if the sale of the Silverlake Collection had occurred as of September 30, 2024. The pro forma unaudited condensed consolidated statements of changes in net assets for the nine months ended September 30, 2024 are presented as if the sale of the Silverlake Collection had occurred on January 1, 2024.
The following unaudited pro forma consolidated financial information is intended to provide investors with information about the impact of the sale of the Silverlake Collection by showing how specific transactions might have affected historical financial statements, illustrating the scope of the change in the historical financial position and results of operations. This pro forma financial information should not be viewed as indicative of the Company’s financial results in the future and should be read in conjunction with the Company’s financial statements as filed on Form 10-K for the year ended December 31, 2023 and on Form 10-Q for the nine-month period ended September 30, 2024.
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Exhibit 99.1
STRATEGIC REALTY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF NET ASSETS
As of September 30, 2024
(Liquidation Basis, in thousands)

	Historical (a)	Transaction (b)		Pro Forma
ASSETS
Real estate	$13,000	$(12,400)	(b)	$600
Cash, cash equivalents and restricted cash	2,049	2,713		4,762
Tenant receivables	300	(300)		—
Other assets	—	—		—
TOTAL ASSETS	$15,349	$(9,987)		$5,362

LIABILITIES
Liabilities for estimated costs in excess of estimated receipts during liquidation	$2,563	$(1,821)		$742
Notes payable	8,152	(8,152)	(c)	—
Accounts payable and accrued expenses	415	—		415
Amounts due to affiliates	65	—		65
Other liabilities	27	(14)	(d)	13
TOTAL LIABILITIES	11,222	(9,987)		1,235
Commitments and contingencies (Note 10)		—		—
NET ASSETS IN LIQUIDATION	$4,266	$—		$4,266

(a)Historical financial information derived from Strategic Realty Trust Inc. Quarterly Report on Form 10-Q as of September 30, 2024.
(b)Represents adjustments to reflect the disposition of the Silverlake Collection. The sale price was $12.4 million, excluding closing costs and disposition fees.
(c)Represents the payoff of all amounts outstanding under the SRT Loan that was secured by a deed in trust on the Silverlake Collection.
(d)Represents the adjustment for rental security deposit obligations transferred to the Purchaser upon disposition.

STRATEGIC REALTY TRUST, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF CHANGES IN NET ASSETS
For the nine months ended September 30, 2024
(Liquidation Basis, in thousands)

	Historical (a)	Transaction (b)	Pro Forma

Net assets in liquidation, beginning of period	$5,162	$—	$5,162
Change in net assets in liquidation
Change in liquidation value of investments in real estate	(13,260)	—	(13,260)
Change in estimated cash flow during liquidation	77	—	77
Change in estimated capital expenditures	—	—	—
Other changes, net	12,148	—	12,148
Changes in net assets in liquidation	(1,035)	—	(1,035)
Net assets in liquidation, end of period	$4,127	$—	$4,127

(a)Historical financial information derived from Strategic Realty Trust Inc. Quarterly Report on Form 10-Q for the six months ended September 30, 2024.
(b)Amounts represent the historical operations of the Silver Lake Collection as as reflected in the historical statement of operations of Strategic Realty Trust Inc. for the nine months ended September 30, 2024.
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